CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNGING FIRM

We consent to the incorporation by reference in Registration Statement 333-188208 on Form S-8 of LaPorte Bancorp, Inc. of our report dated June 25, 2014 appearing in this Annual Report on Form 11-K of the Savings Plan for Employees of The LaPorte Savings Bank for the year ended December 31, 2013.

Crowe Horwath LLP

South Bend, Indiana
June 25, 2014